SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of 14 August, 2009, by and between  Jurg Walker of 4 Hardstrasse, Birsfelden, 4127, Switzerland (“JW”) and DEMATCO GROUP CORP. (“Dematco”) Vanterpool Plaza, Wickhams City I, Road Town, Tortola, British Virgin Islands,  (together the “Parties”).

RECITALS

A..           DEMATCO is currently arranging a merger between First Corporation (“First Corp”), a Colorado incorporated company traded on the OTC-BB in the USA, and Acquma Holdings Limited (“Acquma”), a BVI incorporated private company. Dematco is seeking parties interested in investing in the merged company First Corporation.

B.             JW wishes to act as introducer of parties interested in investing in the merged company First Corporation to Dematco.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.           Term.  Except as otherwise expressly provided herein, this Agreement shall commence as of the date hereof and shall continue until the earlier of the onward sale of the First Corporation shares upon issue and listing of the First Corp shares on the OTC-BB and 31 December 2009 (the “Term”).

2.           Initial Services  JW will introduce Dematco to parties known to JW whom he believes would become investors in the merged company First Corp.

3.           Remuneration As remuneration for such introductions Dematco will pay to JW an amount equal to 10% (ten per cent) of all remuneration received by Dematco from First Corp and Acquma, both in cash and stock in either company.

4.           Notification Dematco will notify JW of :

i)	the confirmation of listing of the newly issued shares of First Corp on the OTC-BB Market; and

ii)	the total amount received by Dematco by way of fees and commissions earned by Dematco from Acquma and/or First Corp.

5.           Representations and Warranties of  JW.

(a)           Authorization.  JW is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which he may be subject and that by appending his signature to this Agreement binds himself to the terms of this Agreement.

(b)           No Breach or Default.  The execution and delivery of this Agreement and the performance of his obligations hereunder by JW will not conflict with any provision of any law or regulation to which JW is subject.

(c)           No Actions. There is no proceeding, action, investigation or litigation pending or threatened against JW which, individually or in the aggregate, may have a material adverse effect on this Agreement or any action taken or to be taken in connection with JW’s obligations contemplated herein, or which would be likely to impair materially JW’s ability to perform under the terms of this Agreement.

6.           Representations and Warranties of Dematco.

(a)           Authorization.  Dematco is duly and legally authorized to enter into this Agreement and has complied with all charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Dematco to the terms of this Agreement.

(b)           Binding Obligations.  Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of Dematco hereunder are the legal, valid and binding obligations of Dematco, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c)           No Breach or Default.  The execution and delivery of this Agreement and the performance of its obligations hereunder by Dematco will not conflict with any provision of any law or regulation to which Dematco is subject or by which any of its assets may be bound or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Dematco is a party or by which it or any of its assets may be bound, or any order or decree applicable to Dematco.

(d)           No Actions. There is no proceeding, action, investigation or litigation pending or threatened against Dematco which, individually or in the aggregate, may have a material adverse effect on this Agreement or any action taken or to be taken in connection with Dematco’s obligations contemplated herein, or which would be likely to impair materially Dematco’s ability to perform under the terms of this Agreement.

7.           Indemnification.  From and after the date hereof, each of the Parties shall defend, indemnify and hold harmless the other or its respective agents, affiliates, employees, contractors, officers, directors and representatives against and from any and all liability for, and from and against any and all losses or damages such party may suffer as a result of any claim or threatened claim that such party shall incur or suffer as a result of: (a) any act or omission of such party’s agents, affiliates, employees, contractors, officers, assignees, directors and representatives in connection with such party’s obligations under this Agreement; (b) the breach or inaccuracy of any of such party’s representations or warranties as set forth in this Agreement; or (c) the breach of any of such party’s covenants as set forth in this Agreement; provided however, that such party shall not be liable to any other party or such party’s agents for any portion of any of the foregoing amounts resulting from such other party’s breach of this Agreement, or the willful malfeasance, bad faith or gross negligence of the such other party or its agents.

8.           Survival.  The provisions set forth in Sections 5, 6, and 7 shall survive the termination of this Agreement.

9.           Entire Agreement; Modification.  This Agreement constitutes the entire and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior agreements, commitments, communications, representations and understandings, both written and oral, between the parties with respect to the subject matter hereof.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by each of the parties.

10.         Notices.  All notices, requests, demands, claims and other communications required or permitted to be given or made hereunder must be in writing and, unless expressly agreed otherwise, by e-mail at latest email address, or if an email is not practical or is returned, then by post.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given and received (a) if personally delivered, when so delivered, (b) if mailed, five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the next Business Day following being so sent, and (d) if sent by electronic facsimile or email, once such notice or other communication is transmitted to the fax number specified below and the appropriate printed confirmation of transmission is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above or sent by overnight delivery service in accordance with clause (c) above:

If to Jurg Walker, addressed to

Jurg Walker
4 Hardstrasse
Birsfelden
4127, Switzerland
E-mail
Fax

If to DEMATCO, addressed to:

Dematco Group Corporation
C/o J Nunn FCA
271 St Albans Road
Hemel Hempstead, Hertfordshire
HP2 4RP
Attn: T. Ramsden
Email: terryramsden@hotmail.com
Fax: +44 20 8348 1088

Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including, without limitation, electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given or received unless and until it actually is received by the party for which it is intended and the notifying party can provide evidence of such actual receipt.  Either party may change its address or fax number for the receipt of notices, requests, demands, claims and other communications hereunder by giving the other party notice of such change in the manner herein set forth.

11.         Assignments; Successors; No Third-Party Rights.  Neither party may assign any of its rights or delegate or cause to be assumed any of its obligations under this Agreement without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assign pursuant to this Section 11.

12.         Waiver; Remedies Cumulative.  The rights and remedies of the parties hereunder are cumulative and not alternative.  Neither any failure nor any delay by either party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless made in writing and signed by the other party, (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.         Governing Law.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by English law without regard to conflicts-of-laws principles that would require the application of any other law.

14.         Forum for Disputes; Costs.  Each party hereby agrees to the exclusive jurisdiction of the International Chamber of Commerce in London with respect to any claim or cause of action arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 10 hereof, and service so made shall be deemed to be completed when received.  Each party hereby waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder.  Nothing in this Section 14 shall affect the right of either party to serve legal process in any other manner permitted by applicable law.

If any Proceeding is brought in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, accounting fees, and other costs incurred in that Proceeding, in addition to any other relief to which it may be entitled.  THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

15.         Execution of Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Jurg Walker

By:
Name:

DEMATCO

By:
Name:
Its: